Exhibit 99-1

Amphenol	News Release
World Headquarters
358 Hall Avenue
P. O. Box 5030
Wallingford, CT 06492-7530
Telephone (203) 265-8900

FOR IMMEDIATE RELEASE

For Further Information:
Diana G. Reardon
Senior Vice President and
Chief Financial Officer
203/265-8630
www.amphenol.com

AMPHENOL ANNOUNCES
SECOND QUARTER 2007 DIVIDEND PAYMENT

Wallingford, Connecticut.  April 27, 2007.  Amphenol Corporation (NYSE-APH) announced today its continuing quarterly dividend on its Common Stock in the amount of $.015 per share.  The Company will pay its second quarter dividend for 2007 on or about July 5, 2007 to shareholders of record as of June 13, 2007.

Amphenol Corporation is one of the world’s leading producers of electronic and fiber optic connectors, cable and interconnect systems.  Amphenol products are engineered and manufactured in the Americas, Europe and Asia and sold by a worldwide sales and marketing organization.  Amphenol has a diversified presence as a leader in high growth segments of the interconnect market including:  Military, Commercial Aerospace, Automotive, Broadband Communication, Industrial, Information Technology and Data Communications Equipment, Mobile Devices and Wireless Infrastructure.